Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

OPTION AGREEMENT

This Option Agreement (the “Agreement”) dated as of March 17, 2015 (the “Effective Date”), is entered into by and between Fortress Biotech, Inc. (“Fortress”), a Delaware Corporation having a place of business at 3 Columbus Circle, 15th Floor, New York, NY 10019, and TG Therapeutics, Inc. (“TG”), a Delaware Corporation having a place of business at 3 Columbus Circle, 15th Floor, New York, NY 10019, with respect to the following:

WHEREAS, Fortress entered into a license agreement (the “License Agreement”) with NeuPharma, Inc. (“NeuPharma”) dated as of March 17, 2015, pursuant to which Fortress licensed certain intellectual property rights with respect to Compounds and owns or controls certain know-how, technology, documentation, data, and other materials relating thereto; Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the License Agreement;

WHEREAS, Fortress wishes to grant, and TG wishes to receive, an option to enter into a global collaboration in the Territory for such intellectual property rights with respect to the Compounds and the know-how, technology, documentation, data, and other materials relating thereto, all on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the following meanings:

1.1.	“Confidential Information” shall mean, with respect to a party, all information (and all tangible and intangible embodiments thereof), which is owned or controlled by such party, and is disclosed by such party to the other party in connection with this Agreement (whether prior to or following the Effective Date). Nothwithstanding the foregoing, Confidential Information of a party shall not include information which, and only to the extent that, the receiving party (the “Recipient”) can demonstrate that (a) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (b) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party without a duty of confidentiality to any party; (c) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (d) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party.

1.2.	“Collaboration Agreement” shall mean a definitive global collaboration agreement between the parties, in a form mutually acceptable to the parties and incorporating the terms and conditions set forth in Exhibit A.

1.3.	“Field” all prophylactic, palliative, therapeutic or diagnostic uses in humans or animals for the prevention, diagnosis and treatment of hematological malignancies, including, without limitation, all Leukemia’s, Lymphoma’s, Multiple Myeloma and Waldentroms Macroglobulemia. Additionally, the Field shall include the prevention, diagnosis and treatment of Autoimmune Diseases, which shall mean any disease which results from a loss of immune tolerance to self-antigens, including without limitation multiple sclerosis, rheumatoid arthritis, systemic lupus erythematosus, sjogren syndrome, celiac disease, Graves’ disease, myasthenia gravis, Type I diabetes, idiopathic thrombocytopenic purpura, pemphigus vulgaris, among others, including any presentation or manifestation thereof.

1.4.	“Option” shall mean the exclusive option set forth in Section 3.2.

1.5.	“Option Period” shall mean the period ending on the date that is 180 days following the Effective Date; subject to a 3-month extension upon prior written consent of Fortress, not to be unreasonably withheld.

2.	Representations and Warranties.

2.1.	Mutual Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

2.1.1.	Existence. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.1.2.	Authorization and Enforcement of Obligations. Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary actions on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation enforceable against such party in accordance with its terms.

2.1.3.	No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict or violate any requirements of applicable laws or regulations, and (b) do not conflict with, or constitute default under, any contractual obligations of such party.

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2.2.	Products. Fortress represents and warrants to TG that, as of the Effective Date, Fortress owns or has rights to the Compounds.

3.	Option.

3.1.	Option Consideration. Upon the execution of this Agreement, TG shall pay to Fortress $25,000 as consideration for granting the Option (the “Option Fee”).

3.2.	Grant of Option. In consideration of the Option Fee, Fortress hereby grants to TG an exclusive (as defined below in this Section 3.2) option to enter into a collaboration for the Compounds in the Field and Territory (the “Collaboration Option”) on the terms described in Exhibit A. For purposes of this Section 3.2, “exclusive” means that during the Option Period, Fortress will not grant a third party a license or enter into a collaboration to make, use or sell Compounds in the Territory and Field.

3.3.	Exercise of Option. During the Option Period, TG shall have the right, but not the obligation, within its sole discretion, to exercise the Option by delivering written notice of such exercise (the “Exercise Notice”) to Fortress. Upon exercise of the Option, Fortress and TG shall negotiate the Collaboration Agreement in good faith and upon agreement to the terms therefore, will execute the Collaboration Agreement.

3.4.	TG agrees that it shall not, except as set forth in the Option Agreement, exercise any rights to the Compounds. In the event the parties do not execute the Collaboration Agreement prior to the expiration of the Option Period, the Option shall expire and (i) Fortress shall be free to grant a third party a license to make, use or sell Compounds in the Territory and Field and (ii) TG shall not exercise any rights under to the Compounds. This Section 3.4 shall survive the expiration or termination of this Agreement.

4.	Confidentiality.

4.1.	Confidential Information. During the term of this Agreement, and for a period of five (5) years following the termination hereof, each party shall maintain in confidence the Confidential Information of the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure is authorized by this Agreement, prior to such disclosure, each party hereto shall obtain agreement of any such person to hold in confidence and not make sure of the Confidential information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential information.

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4.2.	Permitted Disclosures. The confidentiality obligations contained in this Section 4 shall not apply to the extent that Recipient is required (a) to disclose information by law, regulation, or order of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice hereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment hereof.

5.	Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), INDEMNITY, BREACH OF WARRANTY, OR OTHER THEORY, FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, STATUTORY OR SPECIAL DAMAGES, INCLUDING LOST PROFITS AND LOSS OF DATA, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF OR WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

6.	Term: Termination.

6.1.	Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to Section 6.2, shall terminate upon expiration of the Option Period.

6.2.	Termination.

6.2.1.	If a party has materially breached any of its obligations hereunder, and such material breach shall continue for thirty (30) days after written notice of such breach was provided to the breaching party, the nonbreaching party shall have the right, at its option, to terminate this Agreement effective at the end of such thirty (30) day period.

6.2.2.	TG may terminate this Agreement for its convenience by providing thirty (30) days advanced written notice to Fortress.

6.3.	Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination and the provisions of Sections 4, 5, 6.3, and 7 shall survive the expiration or termination of this Agreement.

7.	Miscellaneous.

7.1.	Entire Agreement. This Agreement and all exhibits and schedules hereto embody the entire agreement between the parties and supersedes any prior representations, understandings, and agreements between the parties regarding the subject matter hereof. There are no representations, understandings, or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

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7.2.	Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof, and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

7.3.	Notices. Any consent, notice, or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee. Notice shall be addressed as followed:

To TG:	TG Therapeutics, Inc. 3 Columbus Circle, 15th Floor New York, NY 10019 USA Attn. Michael S. Weiss

To Fortress:	Fortress Biotech, Inc. 3 Columbus Circle, 15th Floor New York, NY 10019 Attn. Lindsay Rosenwald

7.4.	Assignment. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, provided however, that each party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to any Affiliate, or (b) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

7.5.	Headings. The section headings are for convenience only and are not a part of this Agreement.

7.6.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7.	Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

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7.8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

In Witness Whereof, the parties have executed this Agreement effective as of the Effective Date.

TG Therapeutics, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Chief Executive Officer

Fortress Biotech, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Executive Vice Chairman

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CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

EXHIBIT A - TERM SHEET

COMPOUNDS	As defined in the License Agreement

FORTRESS KNOW-HOW	As defined as “Know-How” in the License Agreement

FORTRESS Patents	As defined as “Licensor Patents” in the License Agreement

TERRITORY	As defined in the License Agreement.

FIELD OF USE	As defined in the Option Agreement; provided that any BTK inhibitors discovered under the Sponsored Research Agreement with NeuPharma funded by TGTX, the Field of Use shall not be restricted and shall include all uses under the License Agreement.

DIRECT SALES ROYALTIES	*% royalties on Net sales > $* *% royalties on Net sales >$* but <$* *% royalties on Net Sales >$*

* Confidential material redacted and filed separately with the Commission.

Exhibit A-1

MILESTONE PAYMENTS TO FORTRESS

The following amounts within 20 days of the following milestones:

Upon Exercise of Option: $*

1: $* – *

2: $* – *

3: $* – *

4: $* on *

5: $* on *

6: $* on *

7: $* on *

8: $* on *

9: $* on *

Milestones 2-7 above shall be payable one time for any Product (including RX518) primarily targeting EGFR. For any Product primarily targeting BTK, Milestones 2-7 shall be payable for each of the first three Indications for which Product achieves the respective Product Milestone Event.

* Confidential material redacted and filed separately with the Commission.

Exhibit A-2

RESPONSIBILITIES OF THE PARTIES

The parties shall share the costs of all IND-Enabling work 50/50. IND-Enabling costs shall include, without limitation, all pre-clinical toxicology, pharmacology, CMC, and other work required for the filing of an IND. These costs shall include only external costs incurred and each party shall be responsible for internal costs (personnel, overhead, etc.) incurred in connection with the IND filing. Each party shall pay the costs of filing their own IND and thereafter, TG shall be responsible for 100% of the clinical development, drug supply, and commercialization costs and expenses of developing the Compounds in the Field. Parties shall share CMC and formulation development costs.

TG shall pay individually for any specific experiments that relate solely to the BTK properties of the Compounds. Any Compounds that target BTK and are derived from the sponsored research by TG, TG shall be responsible for the full costs of development and commercialization and will have full worldwide rights to these Compounds under the License Agreement.

GOVERNING LAW	The Collaboration Agreement shall be governed by the laws of the State of New York without regard to principals of conflicts of law thereof.

Other Provisions	The Agreement would also contain additional customary terms and conditions agreed by the Parties.

EFFECT OF TERM SHEET	The terms and conditions set forth in this Exhibit A shall not be binding on either party until such time as the parties enter into the Collaboration Agreement.

Exhibit A-3

September 11, 2015

Dr. Lindsay Rosenwald

Fortress Biotech, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Mr. Michael Weiss

Checkpoint Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

EXTENSION OF OPTION AGREEMENT

Gentlemen:

As discussed, we would like to extend the Option Period in the Option Agreement dated March 17, 2015 (the “Option Agreement”) between TG Therapeutics, Inc. and Fortress Biotech, Inc.

1.          Parties. Effective March 17, 2015, Fortress and the Checkpoint Therapeutics, Inc. (“Checkpoint”) entered into an agreement pursuant to which Fortress assigned to Checkpoint all of its right and interests under the License Agreement.

2.          Option Period. Pursuant to Section 1.5 of the Option Agreement, the Option Period shall mean the date that is 180 days following the Effective Date; subject to a 3-month extension upon prior written request, not to be unreasonably withheld. As such, the Parties agree to extend the Option Period for 3 months, with an expiration date of December 17, 2015.

3.          Terms. The Amendment shall be governed under all of the same terms as the Option Agreement.

4.          Defined Terms. Any capitalized term not defined in this Amendment shall be defined as defined in the Option Agreement.

5.          Counterparts. This Amendment may be executed by any party by PDF file signature, and on one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which together shall constitute but one and the same instrument.

TG Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Sincerely,
TG Therapeutics, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Executive Chairman, Interim CEO
Agreed and Accepted by:
Fortress Biotech, Inc.

/s/ Lindsay Rosenwald
By: Dr. Lindsay Rosenwald
Title: Chief Executive Officer

Agreed and Accepted by:
Checkpoint Therapeutics, Inc.

/s/ Michael S. Weiss
By: Mr. Michael S. Weiss
Title: Executive Chairman, Interim CEO and President

December 15, 2015

Mr. James Oliviero

Checkpoint Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

EXTENSION OF OPTION AGREEMENT

Dear James:

As discussed, we would like to extend the Option Period in the Option Agreement dated March 17, 2015 (the “Option Agreement”) between TG Therapeutics, Inc. and Fortress Biotech, Inc. (“Fortress”), as previously extended on September 11, 2015.

1.          Parties. Effective March 17, 2015, Fortress and Checkpoint Therapeutics, Inc. (“Checkpoint") entered into an agreement pursuant to which Fortress assigned to Checkpoint all of its right and interests under the License Agreement.

2.          Option Period. Pursuant to Section 1.5 of the Option Agreement, the Option Period shall mean the date that is 180 days following the Effective Date; subject to a 3-month extension upon prior written request, not to be unreasonably withheld. The parties agree to further extend the Option Period for an additional 30 days, with an expiration date of January 17, 2016.

3.          Terms. This Extension of Option Agreement shall be governed under all of the same terms as the Option Agreement.

4.          Defined Terms. Any capitalized term not defined in this Amendment shall be defined as defined in the Option Agreement.

5.          Counterparts. This Amendment may be executed by any party by PDF file signature, and on one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which together shall constitute but one and the same instrument.

TG Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Sincerely,
TG Therapeutics, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Executive Chairman, Interim CEO
Agreed and Accepted by:
Checkpoint Therapeutics, Inc.

/s/ James Oliviero
By: Mr. James Oliviero
Title: CEO and President

January 11, 2016

Mr. James Oliviero

Checkpoint Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

EXTENSION OF OPTION AGREEMENT

Dear James:

As discussed, we would like to extend the Option Period in the Option Agreement dated March 17, 2015 (the “Option Agreement”) between TG Therapeutics, Inc. and Fortress Biotech, Inc. (“Fortress”), as previously extended on September 11, 2015 and December 15, 2015.

1.          Parties. Effective March 17, 2015, Fortress and Checkpoint Therapeutics, Inc. (“Checkpoint”) entered into an agreement pursuant to which Fortress assigned to Checkpoint all of its right and interests under the License Agreement.

2.          Option Period. Pursuant to Section 1.5 of the Option Agreement, the Option Period shall mean the date that is 180 days following the Effective Date; subject to a 3-month extension upon prior written request, not to be unreasonably withheld. The parties agree to further extend the Option Period for an additional 180 days, with an expiration date of July 17, 2016.

3.          Terms. This Extension of Option Agreement shall be governed under all of the same terms as the Option Agreement. The parties hereby acknowledge and agree that, under the Option Agreement, TG shall pay individually for any specific experiments that relate solely to the BTK properties of the Compounds. Accordingly, all costs associated with the Research Agreement dated September 15, 2015 between Checkpoint and NeuPharma shall be borne by TG Therapeutics, with such obligation for this Research Agreement surviving the expiration or earlier termination of the Option Agreement.

4.          Defined Terms. Any capitalized term not defined in this Amendment shall be defined as defined in the Option Agreement.

5.          Counterparts. This Amendment may be executed by any party by PDF file signature, and on one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which together shall constitute but one and the same instrument.

TG Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Sincerely,
TG Therapeutics, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Executive Chairman, Interim CEO

Agreed and Accepted by:
Checkpoint Therapeutics, Inc.

/s/ James Oliviero
By: Mr. James Oliviero
Title: CEO and President

July 8, 2016

Mr. James Oliviero

Checkpoint Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

EXTENSION OF OPTION AGREEMENT

Dear James:

As discussed, we would like to extend the Option Period in the Option Agreement dated March 17, 2015 (the “Option Agreement”) between TG Therapeutics, Inc. and Checkpoint Therapeutics, Inc. (“Checkpoint”), as previously extended on September 11, 2015, December 15, 2015, and January 11, 2016.

1. Parties. Effective March 17, 2015, Fortress Biotech, Inc. (“Fortress”) and Checkpoint entered into an agreement pursuant to which Fortress assigned to Checkpoint all of its right and interests under the License Agreement.

2. Option Period. Pursuant to Section 1.5 of the Option Agreement, the parties agree to further extend the Option Period for an additional 176 days, with an expiration date of December 31, 2016.

3. Terms. This Extension of Option Agreement shall be governed under all of the same terms as the Option Agreement.

4. Defined Terms. Any capitalized term not defined in this Amendment shall be defined as defined in the Option Agreement.

5. Counterparts. This Amendment may be executed by any party by PDF file signature, and on one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which together shall constitute but one and the same instrument.

TG Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014

Sincerely,
TG Therapeutics, Inc.

/s/ Michael S. Weiss
By: Michael S. Weiss
Title: Executive Chairman, Interim CEO

Agreed and Accepted by:

Checkpoint Therapeutics, Inc.

/s/ James Oliviero
By: Mr. James Oliviero
Title: CEO and President